UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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GRAHAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: AMENDMENT TO OUR AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT(1)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS
Appendix A
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF GRAHAM CORPORATION

GRAHAM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 31, 2008

The 2008 annual meeting of stockholders of Graham Corporation (the “Company”) will be held on Thursday, July 31, 2008, at 11:00 a.m., Eastern Time, at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, for the following purposes, which are more fully described in the accompanying proxy statement:

(1)	To elect as Directors the two nominees named in the attached proxy statement.

(2)	To approve the amendment to the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 6,000,000 to 25,500,000 and to increase the number of total authorized shares from 6,500,000 to 26,000,000.

(3)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

(4)	To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

The Board of Directors has fixed the close of business on June 6, 2008 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournments of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June   , 2008

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020

PROXY STATEMENT

We are furnishing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders for our fiscal year ended March 31, 2008, referred to in this proxy statement as “fiscal year 2008,” as well as for use at any adjournment of the annual meeting. This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about June   , 2008.

Location of Annual Meeting

The annual meeting will be held on Thursday, July 31, 2008, at 11:00 a.m., Eastern Time, at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020.

Record Date and Shares Outstanding

Owners of record of shares of our common stock having a par value of $0.10, referred to in this proxy statement as “common stock,” at the close of business on June 6, 2008, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of the record date, there were           shares of our common stock issued and outstanding.

Share amounts and exercise prices throughout this proxy statement have been adjusted to reflect a 5-for-4 stock split in the nature of a stock dividend that was paid on January 3, 2008.

Proxy Cards and Voting

Each owner of record of our common stock on June 6, 2008 is entitled to one vote for each share of common stock so held.

If we receive the enclosed proxy, properly executed and dated, in time to be voted at the annual meeting, the Board of Directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the nominees for election as Director;

•	FOR the approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of our common stock from 6,000,000 to 25,500,000 and to increase the number of total authorized shares from 6,500,000 to 26,000,000; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2009.

The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our by-laws, the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of two Directors	Plurality of the votes duly cast
Two	Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of our common stock from 6,000,000 to 25,500,000 and to increase the number of total authorized shares from 6,500,000 to 26,000,000	Majority of the votes duly cast
Three	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009	Majority of the votes duly cast(1)

(1)	The selection of Deloitte & Touche LLP is being presented to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and are entitled to vote on all proposals properly brought before the annual meeting.

Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the proposals to approve an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of our common stock from 6,000,000 to 25,500,000 and to increase the number of total authorized shares from 6,500,000 to 26,000,000 and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2009, referred to in this proxy statement as “fiscal year 2009.” Abstentions will have the effect of voting against Proposal Two and Proposal Three because abstentions are deemed to be present and entitled to vote, but do not count toward the affirmative vote required to approve the two proposals.

Effect of “Broker Non-Votes”

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares), brokers have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters.

Because the proposals to be acted upon at the annual meeting are all routine matters, broker non-votes will not affect their outcome.

Revocability of Proxies

Your presence at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting and filing a written notice of revocation with our Corporate Secretary.

Notices of revocation and revised proxies should be sent to our Corporate Secretary at the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares, and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally or by telephone or other telecommunication. We will not compensate our Directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the name of nominees, which in either case are beneficially owned by others, proxy materials for delivery to those beneficial owners and we will reimburse the record owners for their expenses in doing so.

Principal Executive Offices

Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.

Annual Report to Stockholders and Annual Report on Form 10-K

We have enclosed with this proxy statement our 2008 annual report to stockholders and annual report on Form 10-K for fiscal year 2008, as filed with the Securities and Exchange Commission. These reports include our audited financial statements, along with other information about us, which we encourage you to read.

To obtain an additional copy of our 2008 annual report to stockholders and annual report on Form 10-K without charge, please address your request to Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020, or telephone us at 585-343-2216.

You can also obtain a copy of our annual report on Form 10-K and the other periodic filings that we make with the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our by-laws provide for a classified Board of Directors consisting of three classes of Directors, with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year.

The term of three of our seven Directors, Gerard T. Mazurkiewicz, Cornelius S. Van Rees and H. Russel Lemcke will expire at the annual meeting. Mr. Mazurkiewicz was appointed to the Board of Directors on August 15, 2007 to serve for a term expiring at the annual meeting. Mr. Lemcke has informed us that he will be retiring from the Board after the annual meeting and as such he will not stand for election as a Director at the annual meeting. Mr. Lemcke’s decision not to seek election as a Director at the annual meeting was not a result of any disagreement.

The Nominating Committee has nominated Mr. Mazurkiewicz and Mr. Van Rees for election as Directors. If elected, both Mr. Mazurkiewicz and Mr. Van Rees will hold office for a three-year term expiring in 2011 or until his successor is duly elected and qualified. If Mr. Mazurkiewicz and Mr. Van Rees are elected as Directors at the annual meeting, then the Board of Directors will consist of six members.

The Board of Directors unanimously recommends a vote FOR the election of Mr. Mazurkiewicz and Mr. Van Rees as Directors for a three-year term expiring in 2011. Unless authority to vote for one or more of the Director nominees is specifically withheld, proxies will be voted FOR the election of the nominees.

The Board of Directors does not contemplate that any of the nominees will be unable to serve as a Director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominees as they, in their discretion, determine.

Our by-laws require mandatory retirement at age 75 for Directors who become members of the Board of Directors for the first time after October 30, 2002. No retirements pursuant to this provision occurred during fiscal year 2008.

The table below sets forth information concerning each Director nominee.

Nominees Proposed for Election as Directors
for a Three-Year Term Expiring in 2011

Name and Background	Director Since

Gerard T. Mazurkiewicz, age 61, has been a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Buffalo, New York, since 2004. Prior to his tenure at Dopkins & Company, Mr. Mazurkiewicz spent over 32 years with KPMG, LLP, and was the Partner in Change of KPMG’s upstate New York/Albany tax practice, prior to his retirement in 2002. Mr. Mazurkiewicz was a member of the Board of Directors of Great Lakes Bancorp, Inc., a bank holding company, until Great Lakes Bancorp, Inc. was merged into First Niagara Financial Group in February 2008. Mr. Mazurkiewicz also serves as a member of the Board of Directors of Trebor, Inc., a privately held distributor of tissue, pulp, paper and container board. Mr. Mazurkiewicz received his B.S. in Business Administration from the State University of New York at Buffalo School of Management, where he currently serves on the Advisory Board for the center for Entrepreneurial Leadership. He is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the Society of Certified Public Accountants. Mr. Mazurkiewicz was recommended to the Nominating Committee by a non-management Director.
2007

Cornelius S. Van Rees, age 79, was a partner in the New York City law firm of Thacher Proffitt & Wood until his retirement in 1994. Mr. Van Rees received his law degree in 1954 from Columbia University. Mr. Van Rees also serves as our Corporate Secretary.	1969

The table below sets forth information concerning each Director whose term in office does not expire at the 2008 annual meeting.

Directors Whose Terms Do Not Expire
at the Annual Meeting

Name and Background	Director Since	Term Expires

Helen H. Berkeley, age 79, is a private investor.	1998	2009
Jerald D. Bidlack, age 72, has served since 1992 as President of Griffin Automation, Inc., a manufacturer of special automation machinery and systems located in West Seneca, New York. Mr. Bidlack also serves as a trustee of Keuka College, located in Penn Yan, New York. Mr. Bidlack has served as the Chairman of our Board of Directors since 1998.	1985	2010
James R. Lines, age 47, became our President and Chief Executive Officer in January 2008. Prior to that, Mr. Lines served as our President and Chief Operating Officer since June 2006. Mr. Lines has served our company in various capacities since 1984. Mr. Lines has held the positions of Vice President and General Manager, Vice President of Engineering, and Vice President of Sales and Marketing. Prior to his senior management positions, he was an application engineer, sales engineer and product supervisor. Mr. Lines holds a B.S. in Aerospace Engineering from the State University of New York at Buffalo.
	2006	2009
James J. Malvaso, age 58, has since 1997 served as the President and Chief Executive Officer of The Raymond Corporation, which is a manufacturer of electric lift trucks located in Greene, New York. Previously, from 1993 to 1996, Mr. Malvaso served as Chief Operating Officer and Vice President-Operations of Raymond. Mr. Malvaso also serves as a trustee of Lemoyne College, located in Syracuse, New York.	2003	2010

PROPOSAL TWO:
AMENDMENT TO OUR AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Proposed Amendment

Our Board of Directors has approved and declared it advisable and in the best interests of our stockholders to amend our Amended Certificate of Incorporation to increase the number of authorized shares of our common stock from 6,000,000 to 25,500,000 and to increase the number of total authorized shares from 6,500,000 to 26,000,000. The number of shares of authorized preferred stock would remain at 500,000.

Article FOURTH of the Amended Certificate of Incorporation is proposed to be amended and restated in its entirety. The article currently provides that:

“The total number of shares of all classes of stock which the corporation shall have authority to issue is 6,500,000 shares, of which 500,000 shares shall be shares of Preferred Stock having a par value of $1.00 each (hereafter called Preferred Stock) and 6,000,000 shares shall be shares of Common Stock having a par value of $0.10 each (hereinafter called Common Stock).”

As amended, Article FOURTH of the Amended Certificate of Incorporation is proposed to read in its entirety as follows:

“The total number of shares of all classes of stock which the corporation shall have authority to issue is 26,000,000 shares, of which 500,000 shares shall be shares of Preferred Stock having a par value of $1.00 each (hereafter called Preferred Stock) and 25,500,000 shares shall be shares of Common Stock having a par value of $0.10 each (hereinafter called Common Stock).”

Reasons for Amendment

Currently, we are authorized to issue 6,000,000 shares of common stock. As of June 6, 2008,           shares of our common stock were issued and outstanding,           shares of our common stock were held in treasury and           shares of common stock were subject to outstanding grants or remained available for future grants under our stock-based incentive compensation plans. The Board of Directors believes it is desirable to have a sufficient number of shares of common stock available, as occasion may arise, for possible future stock dividends or splits, future acquisition transactions, stock issuances in connection with stock-based compensation arrangements and other proper corporate purposes. It is also beneficial to have a sufficient number of shares of common stock available to avoid repeated separate amendments to our Amended Certificate of Incorporation and the delay and expense of holding special meetings of stockholders that may be necessary to approve such amendments. Other than as permitted or required under our stock-based incentive compensation plan and under outstanding options, the Board of Directors has no agreements or commitments to issue additional common stock for any purpose.

Effects of the Amendment; Potential Dilution and Anti-Takeover Effects

Our stockholders do not have pre-emptive rights with respect to the new issuances of our common stock. Under Delaware law, our Board of Directors may authorize the issuance of authorized, but unissued shares, without any further action or approval of our stockholders. If our Board of Directors elects to authorize the issuance of new shares, then such issuances could have the effect of increasing the public float, and therefore the liquidity of the shares of common stock for all holders. Additional issuances of shares of common stock could also have a dilutive effect on our earnings per share, our book value per share and the voting power and proportionate stock holdings of our current stockholders, depending upon the particular circumstances of such issuance.

In addition, the availability of additional shares of common stock could render more difficult or discourage a possible takeover attempt. For example, additional shares of common stock could be issued and sold to purchasers who oppose a takeover bid that our Board of Directors believes is not in the best interest of our stockholders. Similarly, additional shares of common stock could be issued to increase the aggregate number of outstanding shares of common stock and thereby dilute the aggregate voting power of parties attempting to obtain control of our company.

Vote Required for Approval of Amendment

Approval of the amendment to our Amended Certificate of Incorporation requires the affirmative vote of a majority of the votes duly cast at the annual meeting.

If approved by our stockholders, the amendment to our Amended Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment, substantially in the form of Appendix A attached to this proxy statement, with the Delaware Secretary of State. We currently plan to submit the Certificate of Amendment to the Delaware Secretary of State for filing as soon as practicable after receiving the required approval of our stockholders at the annual meeting.

Recommendation

The Board of Directors unanimously recommends a vote FOR the proposal to approve the amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of our common stock from 6,000,000 to 25,500,000 and to increase the number of total authorized shares from 6,500,000 to 26,000,000. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

PROPOSAL THREE:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, referred to in this proxy statement as “Deloitte & Touche,” as our independent registered public accounting firm for fiscal year 2009. This selection will be presented to our stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche to serve as our independent registered public accounting firm for fiscal year 2009. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

We have been advised by Deloitte & Touche that it will have a representative present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche for fiscal year 2008 and for the fiscal year ended March 31, 2007, referred to in this proxy statement as “fiscal year 2007”:

	Fiscal Year	Fiscal Year
	2008	2007

Audit fees	$265,000	$161,000
Audit-related fees	51,857	26,505
Tax fees	261,722	196,994
All other fees	—	—

	$578,579	$384,499

Audit fees for each of fiscal year 2008 and fiscal year 2007 included fees associated with audits of our financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for fiscal year 2008 included fees for the review of our response to a Securities and Exchange Commission comment letter, issuance of a consent for a registration statement on Form S-8, training of audit committee members and out-of-pocket expenses billed. Audit related fees for fiscal year 2007 included fees associated with assistance with internal control over financial reporting and out-of-pocket expenses billed.

Tax fees for each of fiscal year 2008 and fiscal year 2007 primarily included tax compliance and tax planning services, as well as out-of-pocket expenses billed. In fiscal year 2007, tax consulting fees were paid for a research and development tax credit project.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly, to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte and Touche was engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Directors Mazurkiewicz (Chairman), Bidlack, Lemcke and Malvaso, each of whom the Board of Directors has affirmatively determined is independent pursuant to the listing standards of the American Stock Exchange and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as amended and restated by the Board of Directors on January 27, 2006.

The Audit Committee oversees the company’s financial reporting process on behalf of the Board of Directors, and has other duties and functions as described in its charter.

Management has the primary responsibility for the company’s financial statements and the reporting process. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements for the fiscal year ended March 31, 2008 with management and the independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the company’s independent registered public accounting firm its independence.

When evaluating Deloitte & Touche’s independence, the Audit Committee discussed with Deloitte & Touche any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche’s independence from the company and its management.

The Audit Committee discussed with the company personnel responsible for the internal audit function and the company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the company personnel responsible for the internal audit function and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the company’s independent registered public accounting firm for the fiscal year ending March 31, 2009 and has submitted such selection for ratification by the stockholders at the company’s annual meeting.

Audit Committee:

Gerard T. Mazurkiewicz, Chairman
Jerald D. Bidlack
H. Russel Lemcke
James J. Malvaso

CORPORATE GOVERNANCE

Board Meetings and Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Employee Benefits Committee. The function, composition, and number of meetings of each of these committees are described below. The current charter of each board committee is available on our website at www.graham-mfg.com under the heading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

The Board of Directors has affirmatively determined that Directors Berkeley, Bidlack, Lemke, Malvaso, Mazurkiewicz and Van Rees, are each independent within the meaning of the American Stock Exchange’s director independence standards.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act of 1934. The current members of the Audit Committee are Directors Mazurkiewicz (Chairman), Bidlack, Lemcke and Malvaso. The Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards applicable to audit committee members specified in Section 803 of the listing standards of the American Stock Exchange and applicable Securities and Exchange Commission rules. The Board of Directors has also determined that the Audit Committee has at least one “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. Mr. Mazurkiewicz, based upon his professional work experience as referenced in his biography on page 4, has been designated by the Audit Committee as its “audit committee financial expert.”

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche.

The Audit Committee works closely with the Board of Directors, our executive management team, and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee is charged with assisting the Board of Directors in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm; and

•	the planning for and performance of our internal audit function.

The Audit Committee is also responsible for preparing the Audit Committee’s report set forth in this proxy statement that the Securities and Exchange Commission’s rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter.

The Audit Committee held five meetings during fiscal year 2008. The Audit Committee’s report relating to fiscal year 2008 begins on page 9.

Compensation Committee

The members of the Compensation Committee are Directors Malvaso (Chairman), Berkeley, Bidlack, Lemcke and Van Rees. The Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the independence standards specified in Section 803 of the listing standards of the American Stock Exchange.

The Compensation Committee reviews and determines annually salaries, incentive cash awards and other forms of compensation paid to our executive officers and management, approves recipients of awards of stock options and restricted stock and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, referred to in this proxy statement as the “Incentive Plan.”

The Compensation Committee also determines the compensation paid to our Board of Directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our directors is set forth under the heading “Director Compensation Programs” on page 33.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter. The Compensation Committee’s report relating to fiscal year 2008 appears on page 19 of this proxy statement.

The Compensation Committee is not authorized to delegate its authority or responsibility to another person or subcommittee.

The Compensation Committee held three meetings during fiscal year 2008.

For more information on the role of the Compensation Committee in determining executive compensation, see Compensation Discussion and Analysis beginning on page 13.

Nominating Committee

The members of the Nominating Committee are Directors Van Rees (Chairman), Bidlack and Malvaso. The Board of Directors has affirmatively determined that each member of the Nominating Committee satisfies the independence standards specified in Section 803 of the listing standards of the American Stock Exchange.

The Nominating Committee evaluates, interviews and nominates candidates for election to the Board of Directors.

The Nominating Committee held two meeting during fiscal year 2008.

When identifying nominees for Director, the Nominating Committee solicits suggestions from incumbent Directors, management, stockholders and others. In identifying and evaluating nominees, the Nominating Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board of Directors; and a firm commitment to the interests of our stockholders.

In addition, the Nominating Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and any of its committees. The Nominating Committee may consider, among other factors, experience or expertise in the heat-transfer industry, global business, science and technology, competitive positioning, corporate governance, finance or economics, and public affairs.

Pursuant to our by-laws, stockholders of record entitled to vote in the election of Directors at any annual meeting may recommend individuals for consideration by the Nominating Committee as potential nominees by submitting written recommendations to our Corporate Secretary so that they are delivered or received no later than (i) 60 days in advance of the annual meeting, if the annual meeting is to be held within 30 days preceding the anniversary of the previous year’s annual meeting, or (ii) 90 days in advance of the annual meeting, if the annual meeting is to be held on or after the anniversary of the previous year’s annual meeting. For an annual meeting held at a time other than within these time periods, or for a special meeting of stockholders for the election of Directors, nominations must be submitted no later than the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.

Stockholder recommendations must contain: (i) each nominee’s name, age, business and residence addresses; (ii) the nominee’s principal occupation or employment; (iii) the nominee’s written consent to serve as a Director, if elected; and (iv) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to applicable rules of the Securities and Exchange Commission.

In addition, any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. The stockholder also must describe all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are made by the stockholder. Furthermore, the stockholder must (i) identify any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such nominee, and (ii) briefly describe the terms of such employment, retainer or arrangement for compensation.

The Nominating Committee will evaluate nominees proposed by stockholders using the same criteria, and in the same manner, as described above for other nominees.

Employee Benefits Committee

The members of the Employee Benefits Committee are Directors Van Rees (Chairman), Berkeley and Bidlack.

The Employee Benefits Committee serves as the plan administrator of our employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, including our Retirement Income Plan, Incentive Savings Plan, Medical Plan, Life Insurance Plan, Long-Term Disability Plan, Employee Stock Ownership Plan and any other employee benefit plan we maintain for which a named fiduciary is designated. The Employee Benefits Committee oversees the operation, administration, investments and compliance of each of these plans.

The Employee Benefits Committee held one meeting during fiscal year 2008.

Meeting Attendance

During fiscal year 2008, the Board of Directors held a total of seven meetings. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which he or she served (during the periods that he or she served).

Company policy requires that each Director attend our annual meeting of stockholders or provide the Chairman of the Board with advance notice of the reason for not attending. All of our Directors attended our 2007 annual meeting of stockholders.

Communications from Stockholders

Stockholders may send communications to the Board of Directors, or to individual Directors, to the attention of: Cornelius S. Van Rees, Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will convey all such communications to the Board, or if addressed to an individual member of the Board, to that Director.

EXECUTIVE OFFICERS

As of March 31, 2008, we were served by the following executive officers, who were elected by our Board of Directors:

James R. Lines, age 47, became our President and Chief Executive Officer in January 2008. Mr. Lines has served our company in various capacities since 1984. Mr. Lines’ biography is set forth on page 5.

J. Ronald Hansen, age 61, has been our Vice President-Finance and Administration and Chief Financial Officer since joining us in 1993.

Alan E. Smith, age 41, was appointed our Vice President of Operations in July 2007. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydell, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been with us for fourteen years, progressing from Project Engineer to Engineering Manager.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Throughout this proxy statement, the persons who served during fiscal year 2008 as our principal executive officer (James R. Lines) and principal financial officer (J. Ronald Hansen), as well as Alan E. Smith our Vice-President of Operations, are referred to as our “named executive officers.”

Compensation Discussion and Analysis

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•	To provide a reasonable level of compensation sufficient to attract and retain executive personnel best suited by training, ability, and other relevant criteria for the company’s management requirements;

•	To balance base compensation (non-contingent) and incentive compensation (contingent upon performance) for the purpose of motivating executive personnel; and

•	To determine the extent and method of aligning the financial interest of the company’s executive personnel with the interest of its stockholders in the appreciation of their investment.

The Compensation Committee considers various measures of company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, total market value, average working capital, and total stockholder return. As described further below, the Compensation Committee also compares our executive compensation programs with the programs of other comparably sized companies both in our industry and in our geographic region.

Our executive compensation program is designed to reward our executive officers for company and individual performance that creates both current and long-term stockholder value. We describe the company and individual performance measures that the Compensation Committee takes into account in determining cash and equity incentive awards for our named executive officers under the headings “Annual Cash Incentive Compensation” on page 15 and “Long-Term Equity Incentive Compensation” on page 16.

Role of the Compensation Committee

Our Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation principles and objectives. Our Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determining base salary, incentive cash awards and equity-based awards for each of our named executive officers.

Our Compensation Committee is currently comprised of five members of our board of directors, each of whom is independent under the independence standards of the American Stock Exchange. The current members of the Compensation Committee are Directors Malvaso (Chairman), Berkeley, Bidlack, Lemcke and Van Rees. The chairman of the Compensation Committee is responsible for setting the agenda for each committee meeting and for ensuring that meetings are conducted in an efficient manner.

The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our Board of Directors for approval.

The duties and responsibilities of the Compensation Committee are set forth in its charter, as adopted by our board of directors on March 27, 2006. The charter of the Compensation Committee is available on our website at www.graham-mfg.com under the heading “Corporate Governance.” We have included additional information about the Compensation Committee under the heading “Compensation Committee” on page 10.

Components of Compensation

The total compensation package for our named executive officers consists of the following components:

•	annual base salary;

•	annual cash incentive compensation based on operating and individual performance;

•	long-term equity incentive compensation through the granting of stock options and restricted stock;

•	perquisites and other personal benefits; and

•	retirement benefits.

Our compensation program is comprised of short-term compensation in the form of salary and annual cash incentive compensation, and long-term compensation in the form of stock options and restricted stock. We believe providing combined grants of stock options and restricted stock effectively focuses the named executives on delivering long-term value to our stockholders. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and company performance.

We generally do not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. We believe that reducing or limiting current stock option grants or restricted stock awards because of prior gains realized by an executive officer would unfairly penalize the officer for high past performance and reduce the motivation for continued high achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control” on page 27, do not affect our decision regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

Our Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (referred to in this proxy statement as the “Incentive Plan”), which was approved by our stockholders at the 2006 annual meeting, is a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property. All equity awards under the Incentive Plan are made at the market price of our common stock at the time of the award. As of March 31, 2008, all of our named executive officers then employed by us participated in the Incentive Plan.

Utilization of Outside Consultants by the Compensation Committee

Our Compensation Committee also periodically retains an independent compensation consulting firm to assist the Compensation Committee in its evaluation of our executive compensation programs, its considerations regarding compensation alternatives and in its determination of the compensation of our named executive officers.

Our Compensation Committee has previously engaged the Hay Group, a global management consulting firm, to act as its compensation consultant. In the course of its engagement, the Hay Group provided to the Compensation Committee market data regarding executive compensation pay packages, reviewed the elements of our existing compensation programs and advised the Compensation Committee on existing and proposed compensation alternatives. During fiscal year 2008, the Compensation Committee did not utilize the services of the Hay Group or any other compensation consultant.

Role of Named Executive Officers in Compensation Decisions

Our principal executive officer annually reviews the performance of the other named executive officers and presents the performance information to the Compensation Committee. The Compensation Committee annually reviews the performance of our principal executive officer. The Committee considers such performance information in determining each element of compensation for the named executive officers.

On an annual basis our principal executive officer approves and recommends to the Compensation Committee the individual objectives for our other named executive officers in connection with the cash incentive awards under the Graham Annual Executive Cash Bonus Program. The Chairman of our Board of Directors approves individual objectives for our principal executive officer. See “Annual Cash Incentive Compensation” on page 15 for more information about this program.

In addition, our principal executive officer makes recommendations to the Compensation Committee with respect to the salary, cash incentive and equity-based compensation paid to the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our principal executive officer.

Use of Benchmarking

In making compensation decisions, the Compensation Committee compares our executive compensation programs with the programs of comparably sized companies both in our industry and our geographic region and examines national and regional compensation trends. The Compensation Committee does not use a formal peer group.

The Compensation Committee has historically set annual base salaries for our named executive officers to be approximately at the median for similarly situated executive officers of companies in our industry and geographic region. The Compensation Committee has historically set non-cash compensation, in the form of stock options, below that offered by comparably sized companies in our geographic region.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

The Impact of Deductibility of Compensation.  As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation.  We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations and retained earnings in accordance with SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Amended and Restated 2000 Incentive Plan to Increase Shareholder Value and our Outside Directors’ Long-Term Incentive Plan.

Annual Base Salaries

The Compensation Committee reviews base salaries for each named executive officer at least annually. For fiscal year 2008, the Compensation Committee set the base salaries for executive officers based on company and individual performance for the previous year, internal relativity and market conditions (including the Compensation Committee’s understanding of the base salaries received by similarly situated executive officers at comparably sized companies in our industry and geographic region, as described under “Use of Benchmarking” on page 14).

In July 2007, Alan E. Smith joined us as our Vice President of Operations. His base salary was determined based on market conditions and our negotiations with Mr. Smith.

On January 28, 2008, James R. Lines was appointed to be our President and Chief Executive Officer. At the time of his appointment, the Compensation Committee, based on the above factors, approved an increase in Mr. Lines’s base salary that constituted an increase of 16.9% from his previous base salary.

In March 2008, based on the above factors, the Compensation Committee approved an increase in the base salary for fiscal year 2009 for J. Ronald Hansen and Alan E. Smith that constituted an increase of 3% from each such executive officer’s previous base salary.

Base salaries paid to our named executive officers during fiscal year 2008 are shown in the “Salary” column of the Summary Compensation Table on page 20.

Annual Cash Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Graham Annual Executive Cash Bonus Program (referred to in this proxy statement as the “Cash Bonus Program”) that was effective for fiscal year 2008. The objective of the Cash Bonus Program is to compensate our senior executive officers, including our named executive officers, for above-average performance through an annual cash incentive award related both to company and individual performance, with 70% and 20% of such award based on the attainment by the company of objectives based on net income and average working capital, respectively, and 10% based on the attainment by the senior executive officer of individual objectives. The average working capital objective is a percentage defined as gross inventory plus gross trade accounts receivable minus trade payables divided by sales.

Company objectives for net income and average working capital are typically set during our annual budgeting process and are approved by our Board of Directors along with our annual budget immediately prior to the beginning of the relevant fiscal year. Individual objectives are set on or before the determination of the annual budget. The Chairman of our Board of Directors approves individual objectives for our principal executive officer. The individual objectives for our other named executive officers are approved by our principal executive officer and recommended to the Compensation Committee.

During fiscal year 2008, the individual objectives for our named executive officers were as follows: Mr. Lines — maintaining a world class operating environment, developing and demonstrating leadership skills and achieving measurable progress in our efforts to penetrate Asian markets, among other things; Mr. Hansen — implementation of a performance appraisal system, achievement of objectives related to the implementation of Sarbanes-Oxley reporting requirements and achievement of information technology goals, among other things; Mr. Smith —

achievement of measurable improvements in manufacturing costs, processes and reporting accuracy, among other things.

For fiscal year 2008, target bonus levels were set at 100% attainment of both company and individual objectives. Upon meeting the target bonus level, Mr. Lines was eligible to receive a cash bonus equal to 50% of his base salary, which was increased to 60% when Mr. Lines was appointed our chief executive officer, and our other named executive officers are eligible to receive a cash bonus equal to 35% of their base salary.

The Compensation Committee generally does not intend to pay any financial bonus to the named executive officers for performance of less than 70% of budget for net income or greater than 110% of budget for average working capital percentage. For fiscal year 2008, the financial bonus is capped at the attainment of 150% of the budget for the net income component and at the attainment of 75% of the budget for the average working capital percentage component. Individual objectives are not directly tied to the financial performance objectives. As a result, a participant may achieve up to 10% of the bonus even if we do not reach the required targets for net income or average working capital.

The Compensation Committee believes that company and individual objectives are set at levels that are attainable. At its March 1, 2007 meeting, the Compensation Committee set the company objective for net income and average working capital percentage for fiscal year 2008 at $4,105,000 and 12.7%, respectively. For fiscal year 2008, net income equaled $15,034,000 and the average working capital percentage equaled 10.3%. For fiscal year 2008, cash incentive compensation earned under the Cash Bonus Program reached 142% of target bonus levels for each of our named executive officers.

Under the Cash Bonus Program, special awards may be made to any executive (including a named executive officer) who has made an extraordinary contribution to the company during the fiscal year. Such awards are generally recommended in writing by our principal executive officer to the Chair of the Compensation Committee and approved by the Compensation Committee before grant. J. Ronald Hansen received a $5,000 special award during fiscal year 2008 for the successful establishment and maintenance of our internal controls over financial reporting. Alan E. Smith received a $12,064 special award during fiscal year 2008 for improvements made to our manufacturing process.

The Compensation Committee also has the discretion to include or exclude extraordinary events that either positively or negatively affect financial performance in the financial calculations regarding the achievement of company objectives. No such events were considered by the Compensation Committee during fiscal year 2008.

At its May 2008 meeting, the Compensation Committee reviewed each named executive officer’s achievement of company and individual objectives during fiscal year 2008 and approved cash incentive compensation under the Cash Bonus Program. The amount of such cash awards earned by each named executive officer in fiscal year 2008 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 20.

Long-Term Equity Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Annual Stock-Based Incentive Award Plan for Senior Executives (referred to in this proxy statement as the “Stock Bonus Plan”) to be effective beginning in fiscal year 2007. The purpose of the Stock Bonus Plan is to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average company performance.

The named executive officers currently employed by us are all eligible to participate in the Stock Bonus Plan. Awards under the Stock Bonus Plan consist of nonqualified stock options and shares of restricted stock that will be subject to forfeiture in accordance with a vesting schedule. Stock options and restricted stock are issued under our Incentive Plan. Stock options and restricted stock, if granted, are approved by the Compensation Committee on an annual basis at a meeting after the fiscal year end.

Long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered at other comparably sized companies in our geographic region. Therefore, we do not generally consider the amount of outstanding equity awards currently held by a named executive officer when making awards of stock options and restricted stock.

Options.  We utilize stock options as an element of compensation because we believe that stock options motivate our named executives to increase stockowner value. We believe that stock options motivate our named executive officers to increase stockholder value because the options only have value to the extent the price of our common stock on the date of exercise exceeds the stock price on the grant date, and thus compensation is realized only if the stock price increases over the term of the award. Stock options awarded under the Stock Bonus Plan have an exercise price equal to the fair market value of a share of our common stock on the date of grant, a term of ten years and vest 25% per year over four years beginning on the first anniversary of the date of grant. The number of options awarded to a named executive officer is subject to the discretion of our Compensation Committee, but is generally determined by multiplying such officer’s base salary in effect for the relevant fiscal year by 20%, and then dividing the product by the value of such option (determined using the Black-Scholes valuation method).

On May 29, 2008, the Compensation Committee approved the grant of the following amount of options to the following named executive officers: James R. Lines: 1,266, J. Ronald Hansen: 948 and Alan E. Smith: 557. Each stock option has an exercise price of $61.75 per share.

Restricted Stock.  We utilize restricted stock as an element of compensation because we believe that restricted stock helps us reward and retain our named executive officers by conditioning the grant of restricted stock upon the satisfaction of certain company objectives and by offering our named executive officers the opportunity to receive shares of our common stock on the date the restricted stock vest so long as they continue to be employed by the company. The number of shares of restricted stock to be awarded to our named executive officers under the Stock Bonus Plan is determined based on net income and working capital matrixes. Seventy-five percent of a named executive officer’s restricted stock award is based on the company’s attainment of a net income target and 25% is based on the company’s attainment of a working capital target for the fiscal year. Attainment of 100% of both targets would result in a restricted stock award valued at 15% of such officer’s base salary. This target value may decrease to zero or increase to up to 150% of such target value based on our attainment of lower or higher percentages of the respective net income and working capital target amounts.

The net income portion of the restricted stock award is determined by multiplying the named executive officer’s base salary in effect for the fiscal year by 11.25%, further multiplied by the net income factor for the fiscal year, which is then divided by the closing price of a share of our common stock on the last trading day prior to the date of grant, rounded to the nearest whole number. For fiscal year 2008, the net income factor was 1.5.

The working capital portion of the restricted stock award is determined by multiplying the named executive officer’s base salary in effect for the fiscal year by 3.75%, further multiplied by the by the working capital factor for the fiscal year, which is then divided by the closing price of a share of our common stock on the last trading day prior to the date of grant, rounded to the nearest whole number. For fiscal year 2008, the working capital factor was 1.36.

Shares of restricted stock awarded under the Stock Bonus Plan are valued at the fair market value of our common stock on the date of grant and vest as follows: (i) 10% on the first anniversary of the date of grant; (ii) 20% on the second anniversary of the date of grant; (iii) 30% on the third anniversary of the date of grant; and (iv) the final 40% on the fourth anniversary of the date of grant.

On May 29, 2008, the Compensation Committee approved the grants of the following amounts of restricted stock to the following named executive officers: James Lines: 832, J. Ronald Hansen: 623 and Alan E. Smith: 366.

Perquisites and Other Personal Benefits

We provide perquisites to our named executive officers to provide health and welfare benefits as available to all employees. Additional perquisites and benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly situated executive officers at comparably sized companies in our industry and geographic region.

During fiscal year 2008, we made contributions to the 401(k) accounts of each of our named executive officers pursuant to our Incentive Savings Plan, and paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, Mr. Lines, Mr. Hansen and Mr. Smith participate in our short-term disability program that is available to our managers and executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are available to our salaried employees generally.

As part of our employment agreement with Mr. Smith, we agreed to reimburse him for the expenses he incurred in relocating to Western New York. We also reimbursed Mr. Smith, as we do all of our professional engineers, for his professional engineering license fee.

We chose this year to purchase unused vacation days of our named executive officers that were in excess of five weeks of accumulated vacation. Under this program, Mr. Hansen was reimbursed for one week of unused vacation.

Retirement Benefits

We provide retirement benefits to our named executive officers to provide welfare benefits as available to all employees. Additional retirement benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly situated executive officers at comparably sized companies in our industry and geographic region.

James R. Lines, J. Ronald Hansen and Mr. Smith are eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement.

We also make available to James R. Lines, J. Ronald Hansen and Mr. Smith our Supplemental Executive Retirement Plan, which is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by sections 415(b) and (e) of the Internal Revenue Code.

We also maintain the Incentive Savings Plan, which is a 401(k) plan that provides for both employer and employee contributions.

We have provided more information about these retirement plans and the benefits payable to our named executive officers under such plans, under the heading “Pension Benefits at March 31, 2008” on page 25.

Employment Agreements and Payments upon Termination or Change of Control

We have entered into employment agreements with James R. Lines, J. Ronald Hansen and Alan E. Smith. The decisions to enter into employment agreements and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth. The material terms of the employment agreements with the named executive officers are described under the heading “Employment Agreements” beginning on page 22.

We have agreed to provide payments to each of our named executive officers in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death and disability. Mr. Lines and Mr. Hansen will also receive payments in the event of termination following a change in control. These arrangements are designed to promote stability and continuity of our named executive officers. Information on these arrangements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change of Control” on page 27.

Stock Ownership Objectives

In order to more closely align the interests of our senior executive officers (which include our named executive officers) with the best interests of our stockholders, on March 27, 2006 the Compensation Committee established minimum stock ownership objectives that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames.

The stock ownership objectives for our named executive officers as established by the Compensation Committee are shown below, and are based on each named executive officer’s position.

Principal executive officer	Common stock with a value equal to at least 1.25 times his annual base salary.
Other named executive officers	Common stock with a value equal to at least 1.00 times his annual base salary.

Our named executive officers must be in compliance with stock ownership guidelines within five years from the date the guidelines were adopted. Individuals who become senior executive officers must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines also require our named executive officers to retain 65% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership objectives and, if circumstances warrant, may modify the objectives and/or time frames for one or more of the named executive officers. In the event that a named executive officer does not meet his ownership guidelines, this fact may be taken into consideration by the Compensation Committee when evaluating such executive’s overall performance.

Compensation Committee Report1

The Compensation Committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and this proxy statement.

Compensation Committee:

James J. Malvaso, Chairman
Helen H. Berkeley
Jerald D. Bidlack
H. Russel Lemcke
Cornelius S. Van Rees

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2008 Summary Compensation Table

The following table shows information regarding the compensation of our President and Chief Executive Officer (our principal executive officer), our Vice President-Finance and Administration and Chief Financial Officer (our principal financial officer) and our other executive officer for services rendered to us in all capacities for fiscal years 2008 and 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary(1)	Bonus(2)	Awards(3)(4)	Awards(5)(6)	Compensation(2)(7)	Earnings(8)	Compensation(9)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

James R. Lines,	2008	$233,739	$—	$1,577	$27,959	$172,574	$28,763	$8,929	$473,541
President and Chief Executive Officer (principal executive officer)	2007	202,639	—	—	15,573	63,188	10,062	6,267	297,729
J. Ronald Hansen,	2008	175,056		15,870	20,643	92,125	44,734	11,775	360,203
Vice President — Finance and Administration and Chief Financial Officer (principal financial officer)	2007	169,957	—	—	11,563	40,450	24,315	5,879	252,164
Alan E. Smith(10)	2008	102,840	—	—	4,160	63,248	—	63,813	234,061
Vice President of Operations

(1)	The amounts shown include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our 401(k) plan that we refer to as our Incentive Savings Plan.

(2)	Amounts earned under our Cash Bonus Program are reported in the “Non-Equity Incentive Plan Compensation” column. For more information regarding these cash awards, see “Annual Cash Incentive Compensation” in Compensation Discussion and Analysis on page 15.

(3)	Restricted stock awards are issued under our Incentive Plan. The dollar values of restricted stock awards shown in this column are equal to the compensation cost recognized during fiscal year 2008 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (referred to in this proxy statement as “SFAS No. 123R”), except no estimates for forfeitures have been included. This valuation method values restricted stock granted during fiscal year 2008 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2008. The amounts shown in these columns reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(4)	Information regarding the shares of restricted stock granted to our named executive officers in fiscal year 2008 is shown in the 2008 Grant of Plan-Based Awards Table on page 21. The 2008 Grant of Plan-Based Awards Table also shows the aggregate grant date fair value of the shares of restricted stock granted during fiscal 2008 as determined in accordance with SFAS No. 123R.

(5)	Stock option awards are issued under our Incentive Plan. The dollar values of stock option awards shown in this column are equal to the compensation cost recognized during fiscal year 2008 for financial statement purposes in accordance with SFAS No. 123R, except no estimates for forfeitures have been included. This valuation method values stock options granted during fiscal year 2008 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2008. The amounts shown in these columns reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(6)	Information regarding the stock options granted to our named executive officers in fiscal year 2008 is shown in the 2008 Grants of Plan-Based Awards Table on page 21. The 2008 Grants of Plan-Based Awards Table also shows the aggregate grant date fair value of the stock options granted during fiscal year 2008 as determined in accordance with SFAS No. 123R.

(7)	The amounts in this column reflect the cash payment made to the named executive under the Cash Bonus Program for the fiscal year. Awards under the Cash Bonus Program are made by the Board in a meeting shortly after the end of the fiscal year.

(8)	The amounts shown reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Executive Retirement Plan. See “Pension Benefits at March 31, 2008” on page 25 for more information on our Retirement Income Plan and our Supplemental Executive Retirement Plan.

(9)	All Other Compensation consists of the following

					Professional
				Payment in	Engineering
				Lieu of	License	Relocation
		Insurance	401(k) Plan	Vacation	Fee	Expense	Total
Named Executive Officer	Year	($)	Contributions ($)	($)	($)	($)	($)

James R. Lines	2008	4,429	4,500	0	0	0	8,929
	2007	4,321	3,768	0	0	0	8,089
J. Ronald Hansen	2008	3,908	4,500	3,367	0	0	11,775
	2007	3,864	3,423	0	0	0	7,287
Alan E. Smith	2008	843	763	0	714	61,493	63,813

(10)	In July 2007, Alan E. Smith joined us as our Vice President of Operations.

2008 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation, stock options and restricted stock during fiscal year 2008 to our named executive officers.

									All Other
									Option Awards:
			Estimated Future Payouts			Estimated Future Payouts			Number of	Exercise or	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive			Securities	Base Price	Fair Value
			Plan Awards			Plan Awards			Underlying	of Option	of Stock
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options(3)	Award	and Option
Name	Award	Date	($)	($)(1)	($)	($)	($)(2)	($)(2)	(#)	($/Sh)	Awards(4)

James R. Lines	Cash Bonus		—	121,360	175,972
	Options	5/31/07							6,596	$13.80	38,733
	Restricted Stock					—	35,061	52,591
J. Ronald Hansen	Cash Bonus		—	61,270	88,841
	Options	5/31/07							5,532	$13.80	32,487
	Restricted Stock					—	26,258	39,388
Alan E. Smith	Cash Bonus		—	44,478	64,493
	Options	7/26/07							2,500	$21.68	24,960
	Restricted Stock					—	15,426	23,139

(1)	The amounts shown in this column reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2008 based upon the achievement of company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2008 by our named executive officers under our Cash Bonus Program were determined in May 2008. Such amounts are set forth in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table on page 20. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Incentive Cash Compensation” in Compensation Discussion and Analysis on page 15.

(2)	Our restrictive stock awards are denominated in dollars, but payable in stock. We determine the number of shares of restricted stock to grant by dividing the dollar value of the award by the closing price of a share of our common stock on the date of grant. For more information regarding restricted stock awards under our Stock Bonus Plan, see “Restricted Stock” in Compensation Discussion and Analysis on page 17.

(3)	These stock options were awarded pursuant to our Stock Bonus Plan, and issued under our Incentive Plan.

(4)	The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were included. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2008.

Annual Base Salaries as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2008 are shown in the Summary Compensation Table on page 20.

For fiscal year 2008, the base salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Lines — 49%; Mr. Hansen — 49%; and Mr. Smith — 44%.

Annual Cash Incentive Compensation

The non-equity incentive plan compensation set forth in the tables above reflects annual cash incentive compensation under our Cash Bonus Plan. Annual cash incentive compensation is earned based upon the achievement of company and individual goals, with 70% and 20% of such bonus based on the attainment by the company of objectives based on net income and average working capital, respectively, and 10% based on the attainment by the senior executive officer of individual objectives. Annual cash compensation is payable as a percentage of salary. For fiscal year 2008, target bonus levels were set at 100% attainment of both company and individual objectives. Upon meeting the target bonus level, Mr. Lines is eligible to receive a cash bonus equal to 60% of his base salary and our other named executive officers are eligible to receive a cash bonus equal to 35% of their base salary.

Stock Options

We award stock options pursuant to our Stock Bonus Plan, and such awards are issued under our Incentive Plan. Pursuant to such plans, options have an exercise price equal to the fair market value of a share of our common stock on the date of grant, vest 25% per year over four years beginning on the first anniversary of the date of grant, and have a term of ten years. The number of options awarded to a named executive officer is determined by multiplying such officer’s base salary in effect for the relevant fiscal year by 20%, and then dividing the product by the value of such option (determined using the Black-Scholes valuation method). Pursuant to our employment agreements with Mr. Lines and Mr. Hansen, upon the occurrence of any event deemed a “termination” under such agreements after a change in control of the company, all unvested stock options held by Mr. Lines or Mr. Hansen would accelerate and become immediately exercisable in full. Pursuant to our Stock Bonus Plan, upon the retirement, or retirement eligibility, of one of our named executive officers, all unvested stock options held by such named executive officer will accelerate and become immediately exercisable in full.

Restricted Stock

We award restricted stock pursuant to our Stock Bonus Plan, and such awards are issued under our Incentive Plan. Pursuant to such plans, our restricted stock vests 10% on the first anniversary of the date of grant; 20% on the second anniversary of the date of grant; 30% on the third anniversary of the date of grant; and the final 40% on the fourth anniversary of the date of grant. Seventy-five percent of a named executive officer’s restricted stock award is based on the company’s attainment of a net income target and 25% is based on the company’s attainment of a working capital target for the fiscal year. Attainment of 100% of both targets would result in a restricted stock award valued at 15% of such officer’s base salary. This target may decrease to zero or increase to up to 150% of such target value based on our attainment of lower or higher percentages of the respective net income and working capital target amounts. Pursuant to our employment agreement with Mr. Lines, upon the occurrence of any event deemed a “termination” under such agreement after a change in control of the company, all unvested shares of restricted stock held by Mr. Lines will accelerate and become immediately vested in full. Pursuant to our Stock Bonus Plan, upon the retirement, or retirement eligibility, of one of our named executive officers, all unvested shares of restricted stock held by such named executive officer will accelerate and become immediately vested in full.

Employment Agreements

During 2008 we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of our employment agreements with our President and Chief Executive Officer and our other named executive officers.

James R. Lines.  On July 27, 2006, we entered into an employment agreement with Mr. Lines. The employment agreement supercedes all prior employment agreements that we had with Mr. Lines.

The agreement, which has an effective date of August 1, 2006, provides that Mr. Lines will receive an annual minimum base salary as well as other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Lines or we elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65.

Pursuant to our employment agreement with Mr. Lines, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreements with Mr. Lines also provide for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, as described under the headings “Involuntary Termination” and “Change in Control” on page 28.

J. Ronald Hansen.  We are a party to an employment agreement with Mr. Hansen, our Vice President-Finance and Administration and Chief Financial Officer, which we entered into in May 1993 and amended in September 1996. The agreement provides that Mr. Hansen will receive a minimum annual base salary and customary benefits. Mr. Hansen is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Hansen or we elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Hansen turns 65.

Pursuant to our employment agreement with Mr. Hansen, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to a 12-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone confidential information of the company.

Our employment agreements with Mr. Hansen also provide for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, as described under the headings “Involuntary Termination” and “Change in Control” on page 28.

Alan E. Smith.  On July 30, 2007, we entered into an employment agreement with Mr. Smith. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith will also be reimbursed by us for expenses he incurs in connection with his relocation to Western New York. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Smith or we elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreements with Mr. Smith also provide for us to make certain payments to such individual in the event we terminate his employment without cause as described under the heading “Involuntary Termination” on page 28.

Salary Adjustments.  During its review of base salaries for executive officers, the Compensation Committee adjusted upward each named executive officer’s base salary for fiscal year 2008, as described under the heading “Annual Base Salary” on page   . The current annual base salaries for Mr. Lines, Mr. Hansen and Mr. Smith are $265,000, $180,307 and $157,075, respectively.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in Compensation Discussion and Analysis beginning on page 13, and encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at March 31, 2008

The following table shows information regarding the number of unexercised stock options held by our named executive officers as of March 31, 2008.

	Option Awards			Stock Awards
					Equity Incentive
	Number of				Plan Awards: Market
	Securities			Equity Incentive Plan	or Payout Value of
	Underlying			Awards: Number of	Unearned Shares,
	Unexercised	Option		Unearned Shares, Units or	Units or Other
	Options	Exercise	Option	Other Rights That Have	Rights That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Unexercisable	($)	Date	(#)	($)

James R. Lines	5,625(1)	15.95	6/1/2016
	2,812(2)	13.68	7/27/2016
	6,596(3)	13.80	5/31/2017
				1,370(5)	48,786
J. Ronald Hansen	5,625(1)	15.95	6/1/2016
	5,532(3)	13.80	5/31/2017
				561(5)	19,977
Alan E. Smith	2,500(4)	21.68	7/26/2017

(1)	This grant of options vests in four equal installments on June 1, 2007, June 1, 2008, June 1, 2009 and June 1, 2010.

(2)	This grant of options vests in four equal installments on July 27, 2007, July 27, 2008, July 27, 2009 and July 27, 2010.

(3)	This grant of options vests in four equal installments on May 31, 2008, May 31, 2009, May 31, 2010 and May 31, 2011.

(4)	This grant of options vests in four equal installments on July 26, 2008, July 26, 2009, July 26, 2010 and July 26, 2011.

(5)	This grant of restricted stock vest 10% on May 31, 2008, 20% on May 31, 2009, 30% on May 31, 2010 and 40% on May 31, 2011.

2008 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised during fiscal year 2008 for each of our named executive officers.

	Option Awards		Stock Awards
Number of
	Shares	Value		Value
	Acquired on	Realized on	Number of Shares	Realized on
	Exercise	Exercise(1)	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

James R. Lines	10,313	377,497	—	—
J. Ronald Hansen	9,375	321,965	589	14,778
Alan E. Smith	—	—	—	—

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

Pension Benefits at March 31, 2008

The following table shows information as of March 31, 2008 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited	Benefit(1)	Fiscal Year
Name	Plan Name	Service (#)	($)	($)

James R. Lines	Retirement Income	24	197,222	—
	Plan
	Supplemental	—	295	—
	Executive Retirement Plan
J. Ronald Hansen	Retirement Income	15	274,145	—
	Plan
	Supplemental	—	0	—
	Executive Retirement Plan
Alan E. Smith	Retirement Income	15	43,120	—
	Plan
	Supplemental	—	0	—
	Executive Retirement
	Plan

(1)	The present value of accumulated benefits indicated in the table were calculated using a 6.48% discount rate and the RP2000 Mortality Table for males and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company, through an annuity purchased in 1986.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2008, each of our named executive officers was eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is the later of a participant’s 65th birthday, or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with the company. A participant who is entitled to a vested retirement allowance when his or her employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payments will vary depending on age, period of service and years of creditable service.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s social security benefits paid for by us.

The approximate years of creditable service as of March 31, 2008 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: 15 years for Mr. Hansen; 24 years for Mr. Lines; and 14 years for Mr. Smith. We do not normally grant additional years of service credit. Mr. Hansen is eligible to receive early retirement benefits under the Retirement Income Plan.

The form and amount of the payments made under the Retirement Income Plan depends upon the marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 50% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 50% of the amount of the payments made to the participant during his or her lifetime. His or her spouse will be paid survivor benefits for his or her remaining lifetime. With the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 100% joint and survivor annuity, a 10, 15, or 20 year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain a Supplemental Executive Retirement Plan, referred to as the “Supplemental Plan,” that is a deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by sections 415(b) and (e) of the Internal Revenue Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Internal Revenue Code, are entitled to receive a monthly benefit from the Supplemental Plan. All of our named executive officers as of the date of this proxy statement are eligible to participate in the Supplemental Plan, but Mr. Lines is the only named executive officer that currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is determined by dividing the retirement benefits that would have been payable to or with respect to the plan participant had the limitations imposed by the Internal Revenue Code not been applicable, by the retirement benefits payable to or with respect to the participant under the Retirement Income Plan.

A participant’s retirement benefits under the Supplemental Plan will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will cease upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

In the event of a “change in control” of our company, each participant in the Supplemental Plan would become 100% vested in his benefits. We have described the events that would constitute a “change in control” for the purposes of the Supplemental Plan under the heading “Potential Payments Upon Termination or Change in Control,” which begins on page 27.

Incentive Savings Plan

All of the named executive officers currently employed by us are also eligible to participate in our Incentive Savings Plan (our 401(k) savings plan), which is available to all of our employees. Pursuant to the Incentive Savings Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make profit sharing contributions to the accounts of participants.

With respect to the profit sharing contributions, eligible employees with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $210,000 of compensation. The amounts allocated to participants under the contribution plan vest after five years of employment.

Potential Payments upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•	The amounts shown in the table assume that each named executive was terminated on March 31, 2008. Accordingly, the table reflects amounts earned as of March 31, 2008 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on the American Stock Exchange on March 31, 2008.

•	A named executive is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive’s employment is terminated. These amounts include base salary, unused vacation pay and annual cash incentive compensation. These amounts are not shown in the table, except for potential prorated annual cash incentive compensation.

•	A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table because they are not severance payments.

•	A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Incentive Plan and any pension plans in which the named executive officer participates. These amounts are not included in the table because they are not severance payments. Information about the pension benefits payable to each of our named executive officers as of March 31, 2008 is set forth under the heading “Pension Benefits at March 31, 2008” on page 25.

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement at age 55-64 with at least five and fifteen years, respectively, of creditable service to the company, as discussed under the heading “Pension Benefits at March 31, 2008” on page 25.

As of March 31, 2008, none of the named executive officers employed by us were eligible for normal retirement, and only Mr. Hansen was eligible for early retirement.

Pursuant to our Stock Bonus Plan, upon the retirement, or retirement eligibility, of a named executive officers, all unvested shares of restricted stock and stock options held by such named executive officer will accelerate and become immediately vested and exercisable in full.

Voluntary Termination and Termination for Cause

Pursuant to the employment agreements that we have with Mr. Lines, Mr. Hansen and Mr. Smith upon termination for cause, we would pay all legal fees and other expenses incurred by such executive officer if he in good faith contests the termination. The executive officer would be required to reimburse us for all such costs if a court of final adjudication were to determine that the executive did not act in good faith in bringing such challenge.

A named executive officer is not entitled to receive any severance payments or other benefits upon his voluntary decision to terminate his employment with us prior to being eligible for retirement or upon termination for cause.

Involuntary Termination

Our employment agreements with Mr. Hansen and Mr. Lines each also provide that, upon termination without cause, or if the executive officer resigns because of our material breach of his employment agreement, we will have the following obligations:

•	pay to the executive officer compensation due him through the date of termination, including any accrued bonus;

•	pay to the executive officer a lump sum payment equal to twelve months base salary for Mr. Hansen and, for Mr. Lines, the continuation of his base salary for nine months and a lump sum payment equal to nine months base salary;

•	provide the executive officer with continuing health care coverage for a period of thirty-six months and eighteen months for Mr. Hansen and Mr. Lines, respectively, following the effective date of termination of employment; and

•	pay for certain outplacement services for the executive officer.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon any termination without cause or his resignation because of a material breach of the agreement by us is conditioned on his execution of an enforceable release of all claims against us and his compliance with all provisions of the employment agreement.

Our employment agreement with Mr. Smith provides that, upon termination without cause, or if Mr. Smith resigns because of our material breach of his employment agreement, we will pay to Mr. Smith compensation due him through the date of termination, including any accrued bonus; and that we will pay to him, in regular monthly payments, his salary for twelve months following the effective date of the termination of his employment.

Death or Disability

Mr. Lines and Mr. Hansen participate in our life insurance plan, whereby the beneficiary of a named executive officer would be entitled to a death benefit equal to three times such named executive officer’s base salary.

In addition, we pay the premiums for life insurance policies for Mr. Lines and Mr. Hansen, whereby in the event of the death of either such executive officer, his beneficiary would be entitled to the payment of a death benefit equal to $1,700,000 and $1,000,000, respectively. We also provide Mr. Smith with $2,500 annually for the purpose of procuring a term life insurance policy.

Mr. Lines, Mr. Hansen and Mr. Smith also participate in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each such named executive officer would be entitled to payments equal to his full base salary for six months following such disability. Mr. Lines, Mr. Hansen and Mr. Smith also participate in our long-term disability plan that is available to all of our salaried employees.

Change In Control

Our employment agreements with Mr. Lines and Mr. Hansen also require us to make payments to them upon the occurrence of certain events that would be deemed an event of “termination” after a change in control of the company.

James R. Lines.  Our employment agreement with Mr. Lines provides that, upon the occurrence of a triggering event that would be deemed an event of termination within three years after a change in control of the company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options or shares of restricted stock held by Mr. Lines would accelerate and become immediately exercisable in full, and we would be required to pay to Mr. Lines within six months of the triggering event a lump sum payment in an amount equal to the excess, if any, of: (i) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were one hundred percent vested under such plans, over (ii) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Lines’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

For the purposes of the termination benefits payable to Mr. Lines, a change in control would include the following events:

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of twenty-five percent or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote at the election of directors;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2006 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of August 2006);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control;

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the company, the failure by the company to obtain the assumption of the agreement to perform his employment agreement by any successor company.

In addition, in the event of a change in control, if the company fails to increase the base salary for Mr. Lines by a specified amount or if his base salary is decreased, then he would be entitled to terminate his employment agreement and we would be obligated to pay to him the same payments to which he would be entitled upon the occurrence of an event of termination in connection with a change in control.

J. Ronald Hansen.  Our Senior Executive Severance Agreement with Mr. Hansen (referred to as the “Severance Agreement”) provides for us to make payments to Mr. Hansen upon the occurrence of certain events that would be deemed events of termination under the Severance Agreement (i) within three years after a change in control of the company, (ii) during any period when the company has or should have knowledge that any person has taken, or plans to take, steps reasonably calculated to effect a change in control, (iii) following the commencement of any discussions that ultimately result in the occurrence of a change in control or (iv) if undertaken at the instance or upon the suggestion of any participant in a prospective change in control or any agent or other person acting on behalf of or in conjunction with any such participant in a prospective change in control.

Such payments would include a lump sum payment equal to one dollar less than three times Mr. Hansen’s annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control. At Mr. Hansen’s election, he may receive such payment in the form of consecutive monthly cash payments in an aggregate amount equal to the present value of the lump sum payment on the date of termination.

In addition, all unvested stock options held by Mr. Hansen would accelerate and become immediately exercisable in full, and we would be required to pay to Mr. Hansen within six months of the occurrence of the event of termination a lump sum payment in an amount equal to the excess, if any, of: (i) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (ii) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination.

If, following a change in control, for any taxable year Mr. Hansen is liable for the payment of an excise tax with respect to any payment of money or property made by us or other related parties to him or for his benefit, we will be responsible to pay to Mr. Hansen a portion of such excise tax.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Hansen for any reason other than death, disability or cause, or resignation of Mr. Hansen under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Hansen may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Hansen to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Hansen of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control; or

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Hansen was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans.

For the purposes of the Severance Agreement, the following events would constitute a change in control:

•	a change in the composition of our Board of Directors as a result of, or in connection with, any cash tender or exchange offer, consolidation, merger or other business combination, sale of assets or contested election, or any combination of such transactions, such that the persons who were Directors of the company before the transaction ceased to constitute a majority of our Board of Directors or the Board of Directors of any successor corporation;

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of twenty-five percent or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote at the election of directors by any person; or

•	a change of control of the company that would be required to be reported in the proxy statement for the annual meeting of stockholders or on a Current Report on Form 8-K under the Securities Exchange Act of 1934.

In addition, pursuant to our employment agreement with Mr. Hansen, failure by us to increase Mr. Hansen’s base salary by a specified amount, or any decrease in his base salary, would trigger his right to receive the payments to which he would be entitled upon termination without cause in connection with any of the following events:

•	the acquisition by any person or entity of twenty percent or more of the outstanding equity stock of the company who was not an owner of twenty percent of the equity stock of the company prior to May 13, 1993; or

•	the acquisition by any person or entity of twenty percent or more of the assets of the company who was not an owner of twenty percent of the assets of the company prior to May 13, 1993.

Pursuant to Mr. Hansen’s employment agreement, in the event that he is party to any other contract providing for termination upon service to the company, any compensation or other benefits provided to him under such other contract shall be applied to offset our obligation to pay him a lump sum equal to twelve months’ salary (such as upon termination without cause). As a result, our obligation to make such lump sum payment would be offset by any obligation of ours to make payments to Mr. Hansen that may be triggered upon his termination in connection with a change in control under the Severance Agreement.

We are also responsible under the Severance Agreement to indemnify Mr. Hansen for all reasonable attorneys’ fees and other expenses incurred in connection with enforcement or interpretation of the Severance Agreement, notwithstanding any judgment adverse to Mr. Hansen resulting from any litigation or arbitration commenced by Mr. Hansen in connection with the agreement, provided that he acted in good faith in commencing such proceeding. We have also agreed to pay prejudgment interest on any monetary judgment or award obtained by Mr. Hansen in connection with the Severance Agreement.

Mr. Smith.  Under Mr. Smith’s employment agreement, he will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. For the purposes of the employment agreement, the following events would constitute a change in control:

•	the acquisition by any person or entity of twenty-five percent or more of the outstanding equity stock of the company who was not an owner of twenty percent of the equity stock of the company;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2007 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of August 2007);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

General.  In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Mr. Lines and Mr. Hansen require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

Our Severance Agreement with Mr. Hansen also provides that our failure to obtain the agreement of any successor company to assume the Severance Agreement prior to the effectiveness of such succession would constitute a breach of the Severance Agreement and would entitle Mr. Hansen to compensation in the same amount and on the same terms as he would be entitled in the event of a termination after a change in control.

In addition, pursuant to the Supplemental Plan, in the event of a “change of control,” each participant in our Supplemental Plan, which currently includes Mr. Lines, Mr. Hansen and Mr. Smith, would become one hundred percent vested in his benefits.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Event	James R. Lines	J. Ronald Hansen	Alan E. Smith

Normal and Early Retirement
Prorated annual cash incentive compensation	$172,574	$92,125	$63,248

Total	$172,574	$92,125	63,248
Voluntary Termination and Termination for Cause
Prorated annual cash incentive compensation	$172,574	$92,125	$63,248

Total	$172,574	$92,125	$63,248
Involuntary Termination
Prorated annual cash incentive compensation	$172,574	$92,125	$63,248
Continued salary	198,750	—	—
Cash severance payment	198,750	175,056	152,500
Healthcare coverage	14,802	19,647	—
Outplacement services(1)	40,000	40,000	—

Total	$624,876	$326,828	$215,748
Death
Prorated annual cash incentive compensation	$172,574	$92,125	$63,248
Life insurance proceeds	2,495,000	1,525,167	457,500

Total	$2,667,574	$1,617,292	$520,748
Disability
Prorated annual cash incentive compensation	$172,574	$92,125	$63,248
Short-term disability payments	132,500	87,528	76,250

Total	$305,074	$179,653	$139,498
Change in Control with Termination
Prorated annual cash incentive compensation	$172,574	$92,125	$63,248
Accelerated stock options	316,102	231,229	—
Cash severance payment	934,015	780,025	—
Healthcare coverage	—	19,647	—
Outplacement services	—	40,000	—
Pension enhancement	—	—	—
Excise tax	—	461,931	—
SERP vesting	—	—	—

Total	$1,422,691(2)	$1,624,957	$63,248

(1)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000. Mr. Hansen’s employment agreements does not contain a monetary limitation with respect to reimbursement for outplacement services. We have assumed for the purposes of this table that such payments will similarly be limited to an aggregate of $40,000.

(2)	Such amount takes into account limitations imposed by our employment agreement with Mr. Lines, whereby certain amounts otherwise payable to Mr. Lines upon termination following a change in control may be reduced in connection with limitations on deductibility by the company for federal income tax purposes imposed by Section 280G of the Internal Revenue Code.

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for independent directors. Mr. Lines, our President and Chief Executive Officer, is not an independent director under applicable American Stock Exchange and Securities and Exchange Commission rules and, therefore, he does not receive any additional compensation for services as a director.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, director compensation consists of an annual cash retainer; an additional annual cash retainer for chairs of the Board of Directors and each committee of the Board; committee meeting fees; share equivalent units; and stock options. We also reimburse our directors for reasonable expenses incurred in connection with their attendance at board and committee meetings. We do not provide retirement benefits to our independent directors.

Cash Compensation

Each of our non-employee Directors receives an annual fee of $15,000 for service on the Board of Directors. Additionally, each non-employee Director receives a fee of $1,000 for each Board or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If the Board of Directors and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day.

The Chairman of the Board of Directors and each of our Directors serving as chairman of committees of the Board of Directors receive additional fees for such service. For fiscal year 2008, the Chairman of the Board of Directors received an additional annual fee of $15,000, the Chairman of the Audit Committee received an additional annual fee of $6,000, the Chairman of the Compensation Committee received an additional annual fee of $5,000, and the Chairman of the Employee Benefits Committee and the Chairman of the Nominating Committee each received an additional annual fee of $3,000.

Equity Compensation

Share Equivalent Units.  Non-employee Directors participate in the Outside Directors’ Long-Term Incentive Plan, or “LTIP.” The LTIP credits each of our non-employee Directors with Share Equivalent Units, or “SEUs” for five fiscal years during the term of such Director’s service, subject to our attainment of certain performance objectives. Upon termination of a non-employee Director’s service, but not before, the Director may redeem each SEU for one share of our common stock or, alternatively and subject to our discretion, for the cash equivalent at the closing price of the stock on the American Stock Exchange on the date of termination of service, subject to certain limitations which are discussed further below.

Under the LTIP, SEUs are credited to each non-employee Director’s account for each of the first five fiscal years (plus the transition period, for directors in office when we changed our fiscal year end in 1997) during such director’s term in which we produce consolidated net income in an amount at least equal to the consolidated net income specified in our budget for each such fiscal year. Such determinations are made annually. Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into 10,000.

In the event that we elect under the LTIP to redeem a Director’s SEUs for cash representing a commensurate number of our shares of our common stock, the cash value will be determined by multiplying the number of SEUs held by such Director on the date of his or her termination from service multiplied by the closing price of our stock on the date of such termination. However, the cash value of each SEU may not exceed the greater of $6.40 per share or the price on the valuation date when initially credited to such Director’s account.

In the event that we elect to redeem a Director’s SEUs for a commensurate number of shares of our common stock, the number of shares we pay to such Director shall be determined as follows:

•	if the fair market value is at or below the valuation date price, each SEU will be redeemed for one share of common stock;

•	if the fair market value is greater than the valuation date price but less than $6.40 per share, each SEU will be redeemed for one share of our common stock;

•	if the fair market value is greater than $6.40 per share and the valuation date price was less than or equal to $6.40 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times $6.40 and dividing the product by the fair market value; and

•	if the fair market value is greater than the valuation date price and the valuation date price was greater than $6.40 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times the valuation date price and dividing the product by the fair market value.

Outstanding SEUs accrue dividends at the rate of $.03 per quarter in accordance with our regular dividend policy and are reflected in each Director’s account after the end of each fiscal year.

Options.  Our non-employee Directors are also eligible to participate in the Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. On May 31, 2007 each of our non-employee Directors was granted an option to purchase 2,500 shares of our common stock at its closing price on the American Stock Exchange on the date of grant ($13.80). In addition, on May 29, 2008 each of our non-employee Directors was granted an option to purchase 462 shares of our common stock at its closing price on the American Stock Exchange on the date of grant ($61.75). Each such stock option vests 25% per year over four years and expires ten years from the date of grant. The number of stock options awarded to our non-employee Directors, in aggregate, was equal to the number of stock options awarded to our executive officers. See “Long-Term Equity Incentive Compensation” on page 16 for more information regarding stock options awarded to our executive officers.

Stock Ownership Objectives

In order to more closely align the interests of our directors with the best interests of our stockholders, on March 27, 2006, the Compensation Committee established minimum stock ownership objectives that require our directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames.

Pursuant to our stock ownership objectives, our directors are required to own not less than 4,000 shares of our common stock. Our directors must be in compliance with the stock ownership guidelines within five years from the date the guidelines were adopted. Individuals who become directors must comply with the ownership guidelines within five years of becoming subject to such guidelines.

The Compensation Committee monitors the progress made by our directors in achieving their stock ownership objectives and, in its discretion, may modify the objectives and/or time frames for some or all of the directors.

2008 Director Summary Compensation Table

The following table shows information regarding the compensation of our directors for fiscal year 2008.

	Fees Earned
	or Paid		Option	All Other
	in Cash	Stock	Awards(1)	Compensation(2)	Total
Name	($)	Awards ($)	($)	($)	($)

Helen H. Berkeley	23,000	10,000	7,683	638	41,321
Jerald D. Bidlack	44,000	—	7,683	988	52,671
William C. Denninger(3)	16,000	—	4,624	—	20,624
H. Russel Lemcke(4)	30,500	—	7,683	988	39,171
James R. Lines(5)	—	—	—	—	—
James J. Malvaso	30,250	10,000	7,683	67	48,000
Gerard T. Mazurkiewicz(6)	26,000	10,000	4,478	—	40,478
Cornelius S. Van Rees	30,750	—	7,683	988	39,421

(1)	These stock option awards were granted under our Incentive Plan. The dollar values of the stock options shown in this column were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 5 to the Summary Compensation Table on page 20. During fiscal year 2008, each independent director was granted an option to purchase 2,500 shares of our common stock. The grant date fair value computed in accordance with SFAS No. 123R for each such award, except for Mr. Mazurkiewicz’s award, was $5.87. The grant date fair value computed in accordance with SFAS No. 123R for Mr. Mazurkiewicz’s award was $11.46. Mr. Mazurkiewicz received his award upon his appointment to the Board in August 2007.

(2)	These amounts include dividends earned on outstanding SEUs pursuant to our regular dividend policy during fiscal year 2008.

(3)	On September 6, 2007, William C. Denninger resigned as a Director to pursue other opportunities.

(4)	Mr. Lemcke is retiring from the Board after the annual meeting and, as such, he is not standing for election as a Director at the annual meeting.

(5)	Mr. Lines serves as our President and Chief Executive Officer and is not an independent director under applicable American Stock Exchange and Securities and Exchange Commission rules. Therefore, Mr. Lines does not receive the compensation described under “Cash Compensation” or “Equity Compensation” on page 33. All compensation earned by Mr. Lines in fiscal year 2008 is shown in the Summary Compensation Table on page 20 and the 2008 Grants of Plan-Based Awards Table on page 21.

(6)	Mr. Mazurkiewicz was appointed to the Board of Directors on August 15, 2007.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2008 were Directors Malvaso (Chairman), Berkeley, Bidlack, Lemcke and Van Rees. Director Van Rees is our Corporate Secretary but receives no compensation for his service in such capacity. Mr. Van Rees participated in the Board of Directors’ deliberations regarding compensation of all of our compensated officers.

During fiscal year 2008, no member of our Compensation Committee, except for Mr. Van Rees: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Long-Term Stock Ownership Plan

At our annual meeting for our fiscal year ended March 31, 2000, our stockholders approved the Long-Term Stock Ownership Plan of Graham Corporation (referred to as the “Stock Ownership Plan”). The purpose of the Stock Ownership Plan was to provide an additional incentive to achieve corporate objectives, to attract and retain officers and directors of outstanding competence and to encourage officers and directors to broaden their equity ownership in the company. In connection with the Stock Ownership Plan, certain of our named executive officers and Directors purchased shares of our common stock pursuant to loans from us. As a result, certain of our Directors and executive officers were indebted to us for a balance due on the purchase of shares of our common stock at the closing price on the American Stock Exchange on the date of purchase, which was April 5, 2001.

The largest aggregate amount of indebtedness to us by each participating executive officer since the beginning of our last fiscal year was $6,561 for Mr. Hansen. Mr. Hanson satisfied his indebtedness to us during fiscal 2008. The largest aggregate amount of indebtedness outstanding during fiscal year 2008 was $23,228 for Mr. Van Rees, who satisfied his indebtedness to us during fiscal year 2008.

As of June 1, 2008, none of our executive officers or Directors are indebted to us.

Each subscription agreement states that eighteen months after purchasing the shares of common stock, a participant is entitled to sell up to 50% of his shares and that the participant agrees to hold the remainder of his shares until such time as he terminates employment with us or his service as a Director ends. The terms of each note required the participant to repay the balance of the note in thirty-two equal consecutive quarterly installments beginning on June 30, 2002.

The loans were interest-free during a participant’s employment or service as Director. Interest on each note was imputed as income to each participant at the applicable federal rate established by the Internal Revenue Service. Shares remain in our custody until a participant’s note is paid in full, unless the participant sells his shares (when and to the extent permitted). Each note provided that until it is paid in full, any shares sold will be sold through a broker who will forward any proceeds, less expenses, to us to pay off all or a portion of such note. Each note also contained provisions that grant a security interest to us in the purchased shares and any proceeds from any subsequent sale of the purchased shares. If a participant ceased to be an officer or Director any time after eighteen months after purchase, the participant may sell all or a portion of his shares.

The Sarbanes-Oxley Act that became law on July 30, 2002 prohibits any further loans under the Long-Term Stock Ownership Plan. It also prohibits renewal, or any material modification of the terms, of any of the loans outstanding under the plan.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants in advance for review and approval. All existing related party transactions are reviewed at least annually by the Audit Committee. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related party transactions, when evaluating these transactions, the Audit Committee consider, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the American Stock Exchange and other relevant rules related to independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of June 6, 2008, regarding the only person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, with percentages based on           shares issued and outstanding.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Renaissance Technologies LLC(1)	352,800	—%
800 Third Avenue
New York, New York 10022

(1)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 12, 2008 filed with the Securities and Exchange Commission by Renaissance Technologies LLC (“Renaissance”) and James H. Simons (“Simons”), a control person of Renaissance. Renaissance, and Simons as its control person, report sole voting power with respect to 348,000 of such shares and sole dispositive power with respect to all of such shares. Certain funds and accounts managed by Renaissance have the right to receive dividends and proceeds from the sale of our common stock held by Renaissance. RIEF Trading LLC holds of record more than five-percent of such shares.

SECURITY OWNERSHIP OF MANAGEMENT(1)

The table below shows certain information regarding shares of our common stock as of June 6, 2008 held by (1) each of our directors; (2) each our of named executive officers, as defined on page 12; and (3) all directors and executive officers as a group.

	Number of Shares	Percent of Class
Name of Beneficial Owner	Beneficially Owned(2)	Beneficially Owned(2)

Helen H. Berkeley(3)	184,680(5)
Jerald D. Bidlack(3)	41,875(6)
J. Ronald Hansen(4)	26,242(7)
H. Russel Lemcke(3)	49,820(8)
James R. Lines(3)(4)	12,448(9)
James J. Malvaso(3)	6,875(10)
Gerard T. Mazurkiewicz(3)	—
Alan E. Smith(4)	991(11)
Cornelius S. Van Rees(3)	35,125(12)
All directors and executive officers as a group (10 persons)(13)	358,056

(1)	On March 27, 2006, we established stock ownership guidelines for our executive officers and Directors in order to further align their interests with those of our stockholders. Under the stock ownership guidelines: (i) our principal executive officer is required to own common stock in an amount equal to 1.25 times his base salary; (ii) our other executive officers are required to own common stock in an amount equal to 1.00 times their respective base salaries; and (iii) our Directors are required to own not less than 4,000 shares of common stock. Our current executive officers and Directors must be in compliance with the stock ownership guidelines within five years from the date the guidelines were adopted. Individuals who become executive officers or Directors must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require our executive officers to retain 65% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

(2)	As reported by such persons as of June 6, 2008, with percentages based on shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the all of the shares shown as owned by the stockholder. We have omitted percentages of less than 1% from the table.

(3)	Director.

(4)	Executive officer.

(5)	The amount shown for Mrs. Berkeley includes presently exercisable options to purchase 21,250 shares.

(6)	The amount shown for Mr. Bidlack includes presently exercisable options to purchase 11,875 shares, and 6,875 shares pledged as security in connection with a margin loan.

(7)	The amount shown for Mr. Hansen includes presently exercisable options to purchase 3,258 shares, 1,184 shares of restricted stock, and 1,800 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Mr. Hansen’s account, as to which Mr. Hansen has sole voting power but no dispositive power, except in limited circumstances.

(8)	The amount shown for Mr. Lemcke includes presently exercisable options to purchase 1,250 shares

(9)	The amount shown for Mr. Lines includes presently exercisable options to purchase 4,461 shares, 2,202 shares of restricted stock, and 2,785 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Mr. Lines account, as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(10)	The amount shown for Mr. Malvaso represents presently exercisable options.

(11)	The amount shown for Mr. Smith includes 366 shares of restricted stock and a presently exercisable option to purchase 625 shares.

(12)	The amount shown for Mr. Van Rees includes presently exercisable options to purchase 22,500 shares.

(13)	See footnotes 6 through 13 to this table. The amount shown includes presently exercisable options to purchase 72,094 shares, 3,752 shares of restricted stock and 4,585 shares allocated to the executive officers under the ESOP, as to which the executive officers may exercise voting power, but not dispositive power, except in limited circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Based solely on the written representations of our Directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2008 all of our Directors and officers timely complied with the filing requirements of Section 16(a), except that each non-management Director filed one late report disclosing one transaction, Director Van Rees also filed one additional late report disclosing one transaction and Messrs. Lines and Hansen each filed one late report disclosing two transactions.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our annual meeting of stockholders for our fiscal year ending March 31, 2009, we must receive the proposal no later than February 13, 2009. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and, if the proposal pertains to the election of directors, the criteria described under the heading “Nominating Committee” on page 11, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2009 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Pursuant to our by-laws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 may be acted upon at the 2009 annual meeting only if written notice of the proposal complying with the requirements set forth in our by-laws is delivered to or received by our Corporate Secretary not later than the following dates: (i) 60 days in advance of the annual meeting, if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting or (ii) 90 days in advance of the annual meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting. If the annual meeting is to be held at a time other than within such periods, then stockholder notices and proposals must be delivered to or received by our Corporate Secretary before the close of business on the 10th day following the date on which notice of the annual meeting is first given to stockholders via press release or in a document that we publicly file with the Securities and Exchange Commission.

Assuming that the 2009 annual meeting of stockholders is held on July 31, 2009, stockholder proposals must be received by May 2, 2009. Stockholder proposals that do not comply with the foregoing requirements will be considered untimely and will not be acted upon at the 2009 annual meeting. Stockholder notices and proposals should be delivered to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the 2008 annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June   , 2008

Appendix A

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
GRAHAM CORPORATION

Graham Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held on May 29, 2008, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Graham Corporation be amended by restating the Fourth Article so that, as amended, said Article shall read as follows:

“The total number of shares of all classes of stock which the corporation shall have authority to issue is 26,000,000 shares, of which 500,000  shares shall be shares of Preferred Stock having a par value of $1.00 each (hereafter called Preferred Stock) and 25,500,000 shares shall be shares of Common Stock having a par value of $0.10 each (hereinafter called Common Stock).”

SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at the annual meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the above mentioned corporation has caused this certificate to be signed by James R. Lines, its President and Chief Executive Officer, this           day of August, 2008.

By:
James R. Lines, President and
Chief Executive Officer

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSALS LISTED BELOW. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here	☐
for Address Change or Comments SEE REVERSE SIDE

			WITHHOLD	FOR ALL NOMINEES
		FOR all	AUTHORITY	EXCEPT
1.	Election of Directors	nominees	for all nominees	(see instruction below)

01	Gerard T. Mazurkiewicz to serve until 2011	☐	☐	☐
02	Comelius S. Van Rees to serve until 2011
Instruction:  To withhold authority to vote for any individual nominee(s), mark “For All Nominees Except” and write that nominee’s name in the space provided below.

2.
Approval of the amendment to the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 6,000,000 to 25,500,000 and to increase the number of total authorized shares from 6,500,000 to 26,000,000.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, to vote upon all other matters as may be properly brought before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted: (I) FOR the two director nominees; (II) FOR the amendment to the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock to 25,500,000 and to increase the total authorized shares to 26,000,000; and (III) FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

☐	To help our preparation for the meeting, please check here if you plan to attend.

Please sign exactly as name(s) appears on this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may, of course, vote in person. The space below may be used for any questions or comments you may have.

Signature	Signature	Date

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PROXY 2008

GRAHAM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned hereby appoints Jerald D. Bidlack and James R. Lines, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, on July 31, 2008 at 11:00 a.m., Eastern Time, and any adjournment thereof, and to vote in accordance with the following instructions the number of shares the undersigned would be entitled to vote if personally present at such meeting:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: (I) FOR THE TWO DIRECTOR NOMINEES; (II) FOR THE AMENDMENT TO THE COMPANY’S AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 25,500,000 AND TO INCREASE THE TOTAL AUTHORIZED SHARES TO 26,000,000; AND (III) FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2009.

Address Change/Comments (Mark the corresponding box on the reverse side)

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